Exhibit 99

GAMCO Reports Record First Quarter Earnings of $0.65 vs. $0.42 per fully diluted share as Higher Investment Income Boosts Results

     RYE, N.Y.--(BUSINESS WIRE)--May 1, 2006--GAMCO Investors, Inc. (NYSE: GBL) reported record first quarter earnings of $0.65 per fully diluted share in 2006 versus a depressed $0.42 per fully diluted share in the comparable 2005 quarter. Net income for the first quarter 2006 was $19.3 million versus $12.7 million in the prior year's quarter.

     Financial Results

     To provide a better understanding of core results and trends, GAMCO has provided our results before adjusting for FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5"). On this basis, which is comparable to our reported results in 2005, our revenues for the first quarter 2006 were $63.6 million against $61.5 million. Operating income on this basis would be reported at $23.7 million for the first quarter 2006 against $22.4 million reported in the 2005 period. These results are not presented in accordance with generally accepted accounting principles ("GAAP") in the United States. A reconciliation of these non-GAAP financial measures to results presented in accordance with GAAP is presented in Table IV.
     After adjusting for FIN 46R and EITF 04-5, the bulk of which will only occur in the first quarter of 2006, revenues decreased $3.0 million to $60.6 million for the first quarter 2006 and operating income is reduced by approximately $3.2 million to $20.5 million, in accordance with GAAP. For the three months ended March 31, 2006, the adjustments had no impact on net income or fully diluted earnings per share.
     There will only be minor adjustments for FIN 46R and EITF 04-5 for the remainder of 2006, and we will explain this in more detail in our Form 10-Q for the period ended March 31, 2006, which will be filed on May 10, 2006.
     There are also some minor FIN 46R and EITF 04-5 adjustments to our balance sheet. We are grossing up assets by $16.4 million with liabilities increasing by $2.8 million and minority interest by $13.6 million. All other balance sheet footings are the same.

     Assets Under Management

     Assets Under Management (AUM) were $27.6 billion as of March 31, 2006, up 3.2% from year-end 2005 assets of $26.8 billion, and slightly below the $28.0 billion in AUM on March 31, 2005. Equity assets under management were $26.8 billion on March 31, 2006, up 3.1% from year-end 2005 equity assets of $26.0 billion, and slightly above the $26.6 billion on March 31, 2005.

     -- Our open-end mutual funds and closed-end funds reached a record $14.3 billion in AUM on March 31, 2006, 4.2% ahead of the $13.7 billion on December 31, 2005 and 5.2% ahead of the $13.6 million on March 31, 2005.

     -- Our institutional and high net worth business, had AUM of $12.6 billion in separately managed equity accounts on March 31, 2006, 2.1% ahead of the $12.4 billion recorded on December 31, 2005, however 5.4% below the $13.4 billion on March 31, 2005.

     -- AUM in our investment partnerships increased to $681 million versus $634 million on December 31, 2005 but was lower than the $854 million on March 31, 2005.

     -- Fixed income AUM, primarily money market mutual funds, totaled $866 million on March 31, 2006, up 5.7% from the December 31, 2005 assets of $819 million and 39.0% lower than assets of $1.4 billion on March 31, 2005, principally related to the closing of the Treasurer's Fund.

     Advisory Fees

     For the first quarter of 2006, investment advisory fees were $54.7 million, an increase of 1.4% from the $53.9 million generated in the first quarter of 2005 under a comparable reporting methodology. On a GAAP basis, 2006 first quarter investment advisory fees were $51.7 million, a decrease of $2.2 million or 4.2% from the prior year's quarter. Further details on our first quarter 2006 investment advisory revenues included the following:

     -- Revenues from our closed-end fund increased 21.6% to $10.3 million for the first quarter 2006 up from $8.4 million in the prior year's period. This increase is derived principally from The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN) launched on March 29, 2005.

     -- Open-end mutual funds revenues of $20.1 million were virtually unchanged from the 2005 period.

     -- Institutional and high net worth separate accounts revenues declined 12.4% to $19.4 million, down from the $22.1 million reported during 2005. The majority of this decline is attributable to lower fulcrum fees from the $2.3 million recorded in the 2005 period to $0.4 million in the 2006 period.

     -- Under a comparable reporting methodology to the 2005 period, 2006 Investment Partnership revenues rose to $4.9 million, an increase of $1.7 million versus the comparable prior year period owing to an increase in incentive fees of $2.1 million partially offset by a decrease in management fees. On a GAAP basis, Investment Partnership revenues declined to $1.9 million from $3.3 million, due to the consolidation of the investment partnerships and offshore fund that resulted in the elimination of revenues.

     -- Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., increased to $3.5 million in the first quarter 2006, versus $2.5 million in the prior year's period.

     -- Mutual fund distribution fees and other income were $5.4 million for the first quarter 2006, 5.8% higher than the $5.1 million recorded in the 2005 period. The increase in fees is principally from higher average assets under management in class C shares, which have 12b-1 fees of 1%, in the 2006 period as compared to the prior year's period.

     Operating margin, before management fee, under a comparable reporting methodology to the 2005 period, increased to 37.2% for the first quarter 2006 from 36.4% in the prior year's quarter principally due to the elimination of one-time charges from the 2005 quarter, partially offset by higher variable compensation costs. Operating margin, before management fee, for the first quarter 2006 declined to 33.8% from 36.4% on a GAAP basis. The decrease in operating margin resulted principally from the elimination of revenues due to the consolidation of the investment partnerships and offshore fund.
     Expenses not directly tied to revenues were $12.4 million on a basis comparable to 2005, a decline of 7.2% from the $13.3 million recorded in the first quarter of 2005. On a GAAP basis, these expenses declined 6.0% to $12.5 million. The decrease was principally the result of the elimination of one-time charges from the 2005 quarter, which included a charge for the impairment of goodwill related to our fixed income business and one-time launch costs for The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN), and lower compensation costs related to stock options. The elimination of these items was partially offset by higher fixed compensation costs and an increase in accounting and legal costs.
     Under the comparable reporting methodology to the 2005 period, total other income, net of interest expense, rose to $11.1 million for the first quarter 2006 from $0.1 million in the 2005 period. Total other income, net of interest expense, rose to $25.6 million for the first quarter 2006 on a GAAP basis. Our results benefited from the strong investment performance of our equity investments, including superb performance from our investments in our products. In addition, a rise in interest income from higher interest rates, as compared to the prior year period. The increase in other income on a GAAP basis was principally due to the shift from operating to other income and the recording of income related to third-party interests in the consolidated investment partnerships and offshore fund, which is offset through an increase in income taxes and minority interest. We note that for the balance of 2005, we recorded approximately $0.06 per fully diluted share ($0.09 per share for all of 2005) in gains relating to our venture capital investment in optionsXpress (Nasdaq:
OXPS), which had its initial public offering in January 2005.
     For the first quarter 2006, interest expense, reported on a comparable basis to 2005, was $3.3 million compared to $3.9 million in the prior year's period as the decrease is principally due to the April 1, 2005 repurchase of $50 million of the $100 million 5% convertible note. On a GAAP basis, interest expense was virtually the same as 2005.
     Management fee was $3.5 million for the first quarter of 2006 versus $2.3 million for the comparable 2005 period.
     The effective tax rate for the first quarter 2006 remained at 37.5%.

     Business Highlights

     -- During January, as part of a firm-wide branding initiative, the names of eight mutual funds managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc., were changed to GAMCO. The GAMCO brand more appropriately differentiates the various investment strategies offered to investors including growth, gold, convertible securities and contrarian. Funds continuing to use the Gabelli name primarily represent value portfolios managed in the absolute return, research-driven Private Market Value with a Catalyst(TM) investment approach.

     -- During the quarter, we added the following individuals to our portfolio management team:


          -- Laura Linehan was named as Co-Portfolio Manager of The Westwood Mighty Mites Fund. Ms. Linehan joined GAMCO in 1995 and began as a research analyst covering the Broadcast and Publishing sectors. She was also previously Director of Research and Portfolio Manager for Mighty Mites and various small-cap portfolios. Ms. Linehan received her MBA from The Wharton School of Business at the University of Pennsylvania and her BA from Lehigh University.

          -- Christopher J. Marangi was named as Associate Portfolio Manager of the Gabelli Value Fund. He joined GAMCO in 2003 from the Columbia University Graduate School of Business where he received his MBA. Since that time he has served as a research analyst covering the Media and Entertainment and Business Services sectors. Mr. Marangi graduated magna cum laude and Phi Beta Kappa with a BA in Political Economy from Williams College. *T

     -- Gabelli & Company, Inc., the firm's institutional research affiliate, hosted its 16th Annual Pump, Valve, & Motor Symposium during February in New York. ITT Industries, Flowserve Corporation, and Watts Water Technologies were among the sixteen public companies that discussed the outlook for growth, competition, and regulatory change in their respective businesses. In addition, the second day of this symposium was focused on the investment dynamics of the water, wastewater, and water infrastructure markets.

     -- The GAMCO Global Growth Fund (GICPX - class AAA shares) has received the 2005 Lipper(a) Performance Achievement Certificate award for earning the #1 Rank (10-year average annual total return: 10.79%) out of 13 peer group funds in the Lipper Equity Fund Performance Analysis Service for the ten year period ending December 31, 2005. The GAMCO Global Growth Fund's Investment Objective/Lipper Classification is Global Multi-Cap Core. The GAMCO Global Growth's (AAA) average annual returns for the one, three, five and ten year periods ending December 31, 2005 were 13.72%, 20.73%, 0.08% and 10.79%, respectively.
          According to Lipper, GAMCO Global Growth was ranked 9 out of 69 funds for one year, 11 out of 55 for 3 years, 37 out of 42 for 5 years, and #1 out of 13 for 10 years, all periods ending December 31, 2005. For the one, three, five and ten year periods ending March 31, 2006, the GAMCO Global Growth's (AAA) average annual returns were 21.23%, 24.57%, 6.63% and 10.63%, respectively.

     -- The Westwood Equity Fund (WESWX - class AAA shares has received the 2005 Lipper(a) Performance Achievement Certificate award for earning the #1 Rank (2005 total return: 13.81%) out of 469 peer group funds in the Lipper Equity Fund Performance Analysis Service for the one year period ending December 31, 2005. The Westwood Equity Fund's Investment Objective/Lipper Classification is Large Cap Value. The Westwood Equity Fund is sub-advised by Westwood Management Corporation, a wholly owned subsidiary of Westwood Holdings Group, Inc., a publicly traded company (NYSE: WHG) on the New York stock exchange. The Westwood Equity's (AAA) average annual returns for the one, three, five and ten year periods ending December 31, 2005 were 13.81%, 16.13%, 3.00% and 10.70%, respectively. According to Lipper, Westwood Equity was ranked 1 out of 469 funds for one year, 101 out of 368 for 3 years, 117 out of 259 for 5 years, and 18 out of 115 for 10 years, all periods ending December 31, 2005. For the one, three, five and ten year periods ending March 31, 2006, the Westwood Equity Fund's (AAA) average annual returns were 17.37%, 20.69%, 5.13% and 10.39%, respectively.

     Past performance is no guarantee of future results. Other share classes are available and have different performance characteristics. The average annual returns and total returns are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses. Investment returns and principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original costs. Current performance may be lower or higher than the performance presented. Performance information as of the most recent month-end is available at www.gabelli.com. Investors should consider the investment objectives, risks, charges and expenses of a fund carefully before investing. The prospectus for a fund contains information about this and other matters and should be read carefully before investing. Call 800-GABELLI to obtain a prospectus.

     (a) Lipper, Inc. is a nationally recognized organization which tracks the performance of all registered investment companies. Lipper Performance Achievement Certificates are awards to fund portfolios that ranked first in their Investment Objective/Lipper Classification over various time periods.

     Financial Highlights

     Balance Sheet - Liquidity and Flexibility

     We ended the quarter with roughly $697.6 million in cash and investments in securities. This includes approximately $87.6 million of market value in shares of The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities. Our debt of $232.3 million consists of $100 million of 5.5% senior notes due May 2013, a $50 million 5% convertible note due August 2011, and $82.3 million of 5.22% senior notes due February 2007 issued in connection with our mandatory convertible securities. Expressed another way, we had $16.17 per share of net cash and investments in securities on March 31, 2006 compared with $14.45 per share on March 31, 2005 and $14.90 per share on December 31, 2005.
     Our liquid balance sheet coupled with an investment grade credit rating provides access to financial markets and the flexibility to opportunistically add to our business, repurchase our stock and consider other strategic initiatives. When our shelf registration becomes effective, we will have the flexibility to sell any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $520 million which includes the remaining $120 million available under our shelf registration filed in 2001.
     Our primary goal is to use our liquid resources to opportunistically and strategically convert our interest income to operating income. While this goal is our priority, if opportunities are not present with what we consider a margin of safety, we will consider other ways to return capital to our shareholders including stock repurchase and dividends.
     Stockholders' equity was $411.0 million or $14.28 per share on March 31, 2006 compared with $417.4 million or $13.77 per share on March 31, 2005 and $424.1 million or $14.36 per share on December 31, 2005.

     Shareholder Compensation

     - Dividends

     Our Board of Directors declared our regular quarterly dividend of $0.03 per share that was paid on March 28, 2006 to all shareholders of record on March 15, 2006.

     - Stock Buyback

     Shares outstanding on March 31, 2006 were 28,774,485, approximately 2.6% lower than the December 31, 2005 outstanding shares of 29,543,017, and approximately 5.1% below the 30,321,492 shares outstanding on March 31, 2005. Fully diluted shares outstanding for the first quarter of 2006 were 30,185,312 approximately 1.5% lower than fourth quarter 2005 fully diluted shares of 30,652,102 and approximately 4.7% lower than our fully diluted shares of 31,684,268 for the first quarter 2005.
     Our stock buyback program was initiated in March 1999. Since that time, 4,113,158 class A common shares have been repurchased through March 31, 2006 at an average investment of $39.87 per share. During the first quarter of 2006, we repurchased 778,532 shares at an average investment of $44.13. During March 2006, our Board of Directors authorized an additional 500,000 shares to be repurchased under the current stock repurchase program. At the end of March, the total amount of shares currently available to be repurchased under the program was approximately 804,000 shares.


NOTES ON NON-GAAP FINANCIAL MEASURES

A.  Cash and investments as adjusted have been computed as follows:
    (in millions)

                                             3/31/05 12/31/05 3/31/06
                                             ------- -------- --------
    Cash and cash equivalents                 $328.4   $170.7  $126.8
    Investments (marketable securities)        290.1    412.0   405.5
                                             ------- -------- --------
    Total cash and investments (marketable
     securities)                               618.5    582.7   532.3
    Net amounts receivable/(payable) from/to
     brokers                                    23.6      8.5    77.7
                                             ------- -------- --------
    Adjusted cash and investments (marketable
     securities)                               642.1    591.2   610.0
    Investments (available for sale)            78.5     81.2    87.6
                                             ------- -------- --------
    Total adjusted cash and investments       $720.6   $672.4  $697.6
                                             ======= ======== ========


     We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.
     Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

     A. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.

     C. Beginning January 1, 2006, the provisions of FIN46R and EITF 04-5 require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 will only require us to consolidate these entities on our statement of income for the first quarter 2006, but will not require their consolidation on our statement of financial condition at March 31, 2006. In addition, these partnerships and offshore fund, for which the agreements were amended, are not required to be consolidated within our statement of income or on our statement of financial condition in future periods. For the three months ended March 31, 2006, the consolidation of these entities had no impact on net income but does effect the classification of income between operating and other income. As a result, we have also provided our results before adjusting for FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5") as we believe this basis is comparable to our reported results for the first quarter 2005. In addition, we believe these results will be more comparable to our results in future periods.

     SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

     What is FIN46R and EITF 04-5?

     In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" which was subsequently revised in December 2003 by FASB Interpretation No. 46(R) ("FIN46R"). FIN46R provides new criteria for determining whether or not consolidation accounting is required for activities which prior to FIN46R were off-balance sheet activities conducted through certain types of entities.
     In June 2005, the FASB ratified the consensus EITF 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights", which provides guidance in determining whether a general partner controls a limited partnership. The provisions of EITF 04-5 are not applicable to limited partnerships or similar entities accounted for as Variable Interest Entities ("VIEs") pursuant to FIN46R.

     How does FIN46R and EITF 04-5 apply to GBL?

     We have reviewed the provisions of FIN46R and EITF 04-5 and have determined that, beginning on January 1, 2006, we will consolidate the majority of our investment partnerships and offshore funds which are managed by our subsidiaries and are not determined to be VIEs. We amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006. Accordingly, these partnerships have not been consolidated at March 31, 2006. The results of operations of these entities are included in the statement of income for the period ended March 31, 2006, which is the period from the effective date of EITF 04-5 through the date the partnerships and offshore fund agreements were amended. Furthermore, these partnerships and offshore fund, for which the agreements were amended, will not be consolidated within our statement of income or on our statement of financial condition in future periods as long as we continue to not have any direct or indirect controlling financial interest.

     In addition, we have consolidated five investment partnerships and two offshore funds in which we have a direct or indirect controlling financial interest. These entities will continue to be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.


Assets Under Management

The company reported assets under management as follows:

Table I:
                                             Assets Under Management
                                                   (in millions)
                                            --------------------------

                                                 March 31         %
                                            ------------------   Inc.
                                               2005     2006    (Dec.)
                                            --------------------------
Mutual Funds:
   Equities
      Open end                                $7,808   $8,176     4.7%
      Closed-end                               4,602    5,284    14.8
   Fixed Income                                1,154      807   (30.1)
                                            ------------------
Total Mutual Funds                            13,564   14,267     5.2
                                            ------------------
Institutional & High Net Worth Separate
 Accounts:
   Equities                                   13,364   12,639    (5.4)
   Fixed Income                                  266       59   (77.8)
                                            ------------------
Total Institutional & High Net Worth
 Separate Accounts                            13,630   12,698    (6.8)
                                            ------------------
Investment Partnerships                          854      681   (20.3)
                                            ------------------
Total Assets Under Management                $28,048  $27,646    (1.4)
                                            ==================
   Equities                                   26,628   26,780     0.6
   Fixed Income                                1,420      866   (39.0)
                                            ------------------
Total Assets Under Management                $28,048  $27,646    (1.4)
                                            ==================




Table II:                 Fund Flows - 1st Quarter 2006 (in millions)
                          -------------------------------------------


                           December   Net         Market        March
                              31,    Cash      Appreciation /    31,
                             2005    Flows    (Depreciation)    2006
                           -------- --------- --------------- --------
Mutual Funds:
    Equities               $12,963     ($220)           $717  $13,460
    Fixed Income               735        64               8      807
                           -------- --------- --------------- --------
Total Mutual Funds          13,698      (156)            725   14,267
                           -------- --------- --------------- --------
Institutional & HNW
 Separate Accounts
    Equities                12,382      (595)            852   12,639
    Fixed Income                84       (26)              1       59
                           -------- --------- --------------- --------
Total Institutional & HNW
 Separate Accounts          12,466      (621)            853   12,698
                           -------- --------- --------------- --------

Investment Partnerships        634        22              25      681
                           -------- --------- --------------- --------
Total Assets Under
 Management                $26,798    ($ 755)         $1,603  $27,646
                           ======== ========= =============== ========




Table III:                Assets Under Management (in millions)
                          -------------------------------------

                                                           % Increase/
                                                           (decrease)
                   3/05    6/05    9/05   12/05    3/06   12/05   3/05
                 -----------------------------------------------------
Mutual Funds
   Open end       $7,808  $7,798  $7,959  $7,888  $8,176   3.7%   4.7%
   Closed-end      4,602   4,684   4,851   5,075   5,284   4.1   14.8
   Fixed income    1,154     852     796     735     807   9.8  (30.1)
                 ----------------------------------------
Total Mutual
 Funds            13,564  13,334  13,606  13,698  14,267   4.2    5.2
                 ----------------------------------------
Institutional &
 HNW Separate
 Accounts:
   Equities       13,364  13,189  13,129  12,382  12,639   2.1   (5.4)
   Fixed Income      266     269     158      84      59 (29.8) (77.8)
                 ----------------------------------------
Total
 Institutional &
 HNW Separate
 Accounts         13,630  13,458  13,287  12,466  12,698   1.9   (6.8)
                 ----------------------------------------

Investment
 Partnerships        854     831     745     634     681   7.4  (20.3)
                 ----------------------------------------
Total Assets
 Under
 Management      $28,048 $27,623 $27,638 $26,798 $27,646   3.2   (1.4)
                 ========================================


Table IV

                         GAMCO INVESTORS, INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 (In thousands, except per share data)

                                  For the Three Months Ended March 31,
                                  ------------------------------------

                                                    Adjust-
                                  2005(a)  2006(b)  ments (c)  2006(d)
                                  ------------------------------------

Revenues                          $61,531  $63,591  ($ 3,016) $60,575
Expenses                           39,122   39,926       189   40,115
                                  ------------------------------------

Operating income before management
 fee                               22,409   23,665    (3,205)  20,460

Investment income                   4,067   14,401    15,097   29,498
Interest expense                   (3,929)  (3,284)     (591)  (3,875)
                                  ------------------------------------
Other income (expense), net           138   11,117    14,506   25,623
                                  ------------------------------------

Income before management fee,
 income taxes and minority
 interest                          22,547   34,782    11,301   46,083
   Management fee                   2,255    3,478         -    3,478
                                  ------------------------------------
Income before income taxes and
 minority interest                 20,292   31,304    11,301   42,605
   Income taxes                     7,609   11,739     4,238   15,977
   Minority interest                    1      287     7,063    7,350
                                  ------------------------------------
Net income                        $12,682  $19,278        $-  $19,278
                                  ====================================

Net income per share:
Basic                               $0.43    $0.66        $-    $0.66
                                  ====================================

Diluted                             $0.42    $0.65        $-    $0.65
                                  ====================================

Weighted average shares
 outstanding:
Basic                              29,560   29,180             29,180
                                  =================          =========

Diluted                            31,684   30,185             30,185
                                  =================          =========
Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before
 management fee                   $22,409  $23,665            $20,460
Deduct:  management fee             2,255    3,478              3,478
                                  -----------------          ---------
Operating income                  $20,154  $20,187            $16,982
                                  -----------------          ---------
Operating margin before management
 fee                                36.4 %   37.2 %             33.8 %
                                  -----------------          ---------
Operating margin after management
 fee                                32.8 %   31.7 %             28.0 %
                                  -----------------          ---------


                                  For the Three Months Ended March 31,
                                  ------------------------------------

                                      2006(b) -         2006(d) -
                                      2005(a)      %    2005(a)     %
                                  ------------------------------------

Revenues                               $2,060     3.3% ($ 956)  (1.6%)
Expenses                                  804     2.1     993     2.5
                                    ----------        --------

Operating income before management
 fee                                    1,256     5.6  (1,949)   (8.7)

Investment income                      10,334   254.1  25,431   625.3
Interest expense                          645   (16.4)     54    (1.4)
                                    ----------        --------
Other income (expense), net            10,979   7,956  25,485  18,467
                                    ----------        --------

Income before management fee, income
 taxes and minority interest           12,235    54.3  23,536   104.4
   Management fee                       1,223           1,223
                                    ----------        --------
Income before income taxes and
 minority interest                     11,012          22,313
   Income taxes                         4,130           8,368
   Minority interest                      286           7,349
                                    ----------        --------
Net income                             $6,596    52.0  $6,596    52.0
                                    ==========        ========

Net income per share:
Basic                                   $0.23    53.5   $0.23    53.5
                                    ==========        ========

Diluted                                 $0.23    54.8   $0.23    54.8
                                    ==========        ========

Weighted average shares outstanding:
Basic                                    (380)   (1.3)   (380)   (1.3)
                                    ==========        ========

Diluted                                (1,499)   (4.7) (1,499)   (4.7)
                                    ==========        ========

(a) As reported - GAAP at that time.
(b) Under a comparable reporting methodology as in 2005 - but not GAAP in 2006.
(c) Represents the effects of consolidation of those entities in which GBL holds a direct or indirect controlling interest and the consolidation of entities under FIN 46R and EITF 04-5.
(d) GAAP basis.

Footnote: Beginning January 1, 2006, the provisions of FIN46R and
EITF 04-5 require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 will only require us to consolidate these entities on our statement of income for the first quarter 2006, but will not require their consolidation on our statement of financial condition at March 31, 2006. In addition, these partnerships and offshore fund, for which the agreements were amended, are not required to be consolidated within our statement of income or on our statement of financial condition in future periods. For the three months ended March 31, 2006, the consolidation of these entities had no impact on net income but did result in (a) the elimination of revenues and expenses which are now intercompany transactions; (b) the recording of all the partnerships' operating expenses of these entities including those pertaining to third-party interests; (c) the recording of all other income of these entities including those pertaining to third-party interests; and (d) the booking of minority interest which offsets the net amount of any the partnerships' revenues, operating expenses and other income recorded in these respective line items which pertain to third-party interest in these entities. While this had no impact on net income, the consolidation of these entities does effect the classification of income between operating and other income.



Table V

                         GAMCO INVESTORS, INC.
    UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 (In thousands, except per share data)

                                             2005
                        ----------------------------------------------
                             1st       2nd     3rd      4th
                           Quarter   Quarter Quarter  Quarter  Total
                        ----------------------------------------------
Income Statement Data:

Revenues                    $61,531  $59,841 $66,234 $64,757 $252,363

Expenses                     39,122   37,888  40,141  37,264  154,415
                        ----------------------------------------------

Operating income before
 management fee              22,409   21,953  26,093  27,493   97,948


Investment income             4,067    4,544  12,153   8,631   29,395
Interest expense             (3,929)  (3,275) (3,298) (3,280) (13,782)
                        ----------------------------------------------
Other income (expense),
 net                            138    1,269   8,855   5,351   15,613
                        ----------------------------------------------

Income before
 management fee, income
 taxes and minority
 interest                    22,547   23,222  34,948  32,844  113,561

Management fee                2,255    2,322   3,495   3,284   11,356
                        ----------------------------------------------

Income before income
 taxes and  minority
 interest                    20,292   20,900  31,453  29,560  102,205

Income taxes                  7,609    7,838  11,795  11,085   38,327
Minority interest                 1      107     210     169      487
                        ----------------------------------------------

Net income                  $12,682  $12,955 $19,448 $18,306  $63,391
                        ==============================================

Net income per share:
    Basic                     $0.43    $0.43   $0.65   $0.62    $2.13
                        ==============================================

    Diluted                   $0.42    $0.43   $0.64   $0.61    $2.09
                        ==============================================

Weighted average shares
 outstanding:
    Basic                    29,560   30,079  29,935  29,643   29,805
                        ==============================================

    Diluted                  31,684   31,211  31,079  30,652   31,155
                        ==============================================

Reconciliation of Non-GAAP
 Financial Measures to
 GAAP:
Operating income before
 management fee             $22,409  $21,953 $26,093 $27,493  $97,948
Deduct:  management fee       2,255    2,322   3,495   3,284   11,356
                        ----------------------------------------------
Operating income            $20,154  $19,631 $22,598 $24,209  $86,592
                        ----------------------------------------------
Operating margin before
 management fee                36.4%    36.7%   39.4%   42.5%    38.8%
                        ----------------------------------------------
Operating margin after
 Management fee                32.8%    32.8%   34.1%   37.4%    34.3%
                        ----------------------------------------------


                                 2006
                           ----------------
                             1st
                           Quarter  Total
                           ----------------
Income Statement
 Data:

Revenues                   $60,575 $60,575

Expenses                    40,115  40,115
                           ----------------

Operating income
 before management fee      20,460  20,460


Investment income           29,498  29,498
Interest expense            (3,875) (3,875)
                           ----------------
Other income (expense),
 net                        25,623  25,623
                           ----------------

Income before management
 fee, income taxes and
 minority interest          46,083  46,083

Management fee               3,478   3,478
                           ----------------

Income before income taxes
 and minority interest      42,605  42,605

Income taxes                15,977  15,977
Minority interest            7,350   7,350
                           ----------------

Net income                 $19,278 $19,278
                           ================

Net income per share:
    Basic                    $0.66   $0.66
                           ================

    Diluted                  $0.65   $0.65
                           ================

Weighted average shares
 outstanding:
    Basic                   29,180  29,180
                           ================

    Diluted                 30,185  30,185
                           ================

Reconciliation of Non-
 GAAP Financial Measures
 to GAAP:
Operating income
 before management fee     $20,460 $20,460
Deduct:  management
 fee                         3,478   3,478
                           ----------------
Operating income           $16,982 $16,982
                           ----------------
Operating margin before
 management fee               33.8%   33.8%
                           ----------------
Operating margin after
 Management fee               28.0%   28.0%
                           ----------------



Table VI

                         GAMCO INVESTORS, INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                            (In thousands)


                                     December 31,  March 31, March 31,
                                          2005       2005     2006(a)
                                     ---------------------------------
ASSETS                                                 (unaudited)

Cash and cash equivalents                $170,659  $328,428  $126,842
Investments                               493,187   368,548   493,063
Receivables                                45,360    60,527   105,781
Other assets                               11,888    13,494    12,656
                                     ---------------------------------

     Total assets                        $721,094  $770,997  $738,342
                                     =================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable                      $27,889   $33,813   $36,708
Income taxes payable                       10,132     8,062    14,964
Accrued expenses and other
 liabilities                               20,485    23,198    23,336
                                     ---------------------------------
     Total operating liabilities           58,506    65,073    75,008

5.5% Senior notes (due May 15, 2013)      100,000   100,000   100,000
5% Convertible note (conversion
 price, $52 per share; note due
 August 14, 2011)                          50,000   100,000    50,000
5.22% Senior notes (due February 17,
 2007)                                     82,308    82,308    82,308
                                     ---------------------------------
     Total liabilities                    290,814   347,381   307,316

Minority interest                           6,151     6,171    20,035

Stockholders' equity                      424,129   417,445   410,991
                                     ---------------------------------

Total liabilities and stockholders'
 equity                                  $721,094  $770,997  $738,342
                                     =================================

(a) March 31, 2006 balance sheet includes $16.4 million in assets, $2.8 million in liabilities and $13.6 million in minority interest that pertain to investment partnerships and offshore funds in which we have a direct or indirect controlling financial interest. These entities have been consolidated and will be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.


     CONTACT: For GAMCO Investors, Inc.
              Douglas R. Jamieson, 914-921-5020
              or
              Michael R. Anastasio, 914-921-5147
               or
              John C. Ferrara, 203-622-1150
              www.gabelli.com